As filed with the Securities and Exchange Commission on May 15, 2003

Registration No. 333-71438

SECURITIES AND EXCHANGE COMMISSION

Post-Effective Amendment No. 2

to

FORM F-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

AEGON N.V.

(Exact name of Registrant as specified

in its charter)

Not Applicable

(Translation of Registrant’s name into English)

The Netherlands

(State or other jurisdiction of incorporation

or organization)

Not Applicable

(I.R.S. Employer Identification No.)

AEGONplein 50

2591 TV The Hague

The Netherlands

011-31-70-344-3210

(Address and telephone number of

Registrant’s principal executive offices)

AEGON FUNDING CORP.

(Exact name of Registrant as specified

in its charter)

Delaware

(State or other jurisdiction of

incorporation or organization)

42-1489646

(I.R.S. Employer Identification No.)

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

(Address and telephone number of

Registrant’s principal executive offices)

AEGON FUNDING CORP. II

(Exact name of Registrant as specified

in its charter)

Delaware

(State or other jurisdiction of

incorporation or organization)

42-1510367

(I.R.S. Employer Identification No.)

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

(Address and telephone number of

Registrant’s principal executive offices)

Craig D. Vermie, Esq.

AEGON USA, INC.

4333 Edgewood Road NE

Cedar Rapids, IA 52499

(319) 398-8814

(Name, address and telephone number of agent for service)

Copy of communications to:

A. Peter Harwich, Esq.

Allen & Overy

1221 Avenue of the Americas

New York, NY 10020

(212) 610-6471

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:    ☐

Explanatory Note

The purpose of this post-effective amendment no. 2 to the registration statement is to file certain exhibits to the registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 9.    Exhibits

Exhibit Number	Description

*1.1	Underwriting Agreement dated September 17, 2002 among AEGON N.V., Vereniging AEGON and the underwriters named therein

1.2	Underwriting Agreement dated May 13, 2003 among AEGON N.V. and the underwriters named therein[1]

**4.2	Specimen share certificate

**4.3	Indenture between AEGON N.V., AEGON Funding Corp., AEGON Funding Corp. II and Citibank, N.A., as Trustee

**5.1	Opinion of Allen & Overy, New York, New York

**5.2	Opinion of Allen & Overy, Amsterdam, The Netherlands

*10.1	Recapitalization Agreement dated September 17, 2002 between AEGON N.V. and Vereniging AEGON

**23.1	Consent of Allen & Overy, New York, New York (included in Exhibit 5.1)

**23.2	Consent of Allen & Overy, Amsterdam, The Netherlands (included in Exhibit 5.2)

**23.3	Consent of Ernst & Young Accountants

**24.1	Powers of attorney

**25.1	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1

*	Filed with the Commission September 20, 2002.
**	Filed with the Commission October 11, 2001.
[1]	With the exception of certain transaction-specific information, the underwriting agreement attached as exhibit 1.2 shall constitute the form of underwriting agreement to be used by the registrants for offerings of debt securities under this registration statement on Form F-3.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, AEGON N.V., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this post-effective amendment no. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Hague, The Netherlands, on this 15th day of May, 2003.

AEGON N.V.

By:	*
Name:	D.J. Shepard
Title:	Chief Executive Officer Chairman of the Executive Board

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no. 2 to the registration statement has been signed by the following persons (who comprise a majority of the Corporate Executive Board) in the capacities and on the dates indicated.

Signature	Title	Date

* D.J. SHEPARD	Chief Executive Officer and Chairman of the Executive Board (Principal Executive Officer)	May 15, 2003

* J.B.M. STREPPEL	Executive Board Member (Principal Financial and Principal Accounting Officer)	May 15, 2003

* J. G. VAN DER WERF	Executive Board Member	May 15, 2003

* P. VAN DE GEIJN	Executive Board Member	May 15, 2003

* M. TABAKSBLAT	Chairman of the Supervisory Board	May 15, 2003

* H. DE RUITER	Vice Chairman of the Supervisory Board	May 15, 2003

* K.J. STORM	Supervisory Board Member	May 15, 2003

* D.G. EUSTACE	Supervisory Board Member	May 15, 2003

* O.J. OLCAY	Supervisory Board Member	May 15, 2003

* K.M.H. PEIJS	Supervisory Board Member	May 15, 2003

* T. REMBE	Supervisory Board Member	May 15, 2003

* W.F.C. STEVENS	Supervisory Board Member	May 15, 2003

* F.J. DE WIT	Supervisory Board Member	May 15, 2003

* L.M. VAN WIJK	Supervisory Board Member	May 15, 2003

* C.D. VERMIE	Authorized U.S. Representative	May 15, 2003

Pursuant to the requirements of the Securities Act of 1933, the registrant, AEGON Funding Corp., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this post-effective amendment no. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, Delaware, on this 15th day of May, 2003.

AEGON Funding Corp.

By:	*
Name:	C.M. van Katwijk
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints E. Lagendijk and C.M. van Katwijk, and each of them severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no. 2 to the registration statement has been signed by the following persons (who comprise a majority of the Board of Directors) in the capacities and on the dates indicated.

Signature	Title	Date

* C.M. VAN KATWIJK	President (Principal Executive Officer)	May 15, 2003

/s/ E. BEIJE E. BEIJE	Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 15, 2003

* C.D. VERMIE	Secretary	May 15, 2003

Pursuant to the requirements of the Securities Act of 1933, the registrant, AEGON Funding Corp. II, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this post-effective amendment no. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, Delaware, on this 15th day of May, 2003.

AEGON Funding Corp.II

By:	*
Name:	C.M. van Katwijk
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no. 2 to the registration statement has been signed by the following persons (who comprise a majority of the Board of Directors) in the capacities and on the dates indicated.

Signature	Title	Date

* C.M. VAN KATWIJK	President (Principal Executive Officer)	May 15, 2003

/s/ E. BEIJE E. BEIJE	Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 15, 2003

* C.D. VERMIE	Secretary	May 15, 2003

* By his signature below, the undersigned, pursuant to a duly authorized power of attorney filed with the Securities and Exchange Commission, has signed this post-effective amendment no. 2 to the registration statement on behalf of the person indicated.

/s/ E. LAGENDIJK
E. Lagendijk

EXHIBIT INDEX

Exhibit Number	Description

*1.1	Underwriting Agreement dated September 17, 2002 among AEGON N.V., Vereniging AEGON and the underwriters named therein

1.2	Underwriting Agreement dated May 13, 2003 among AEGON N.V. and the underwriters named therein[1]

**4.2	Specimen share certificate

**4.3	Indenture between AEGON N.V., AEGON Funding Corp., AEGON Funding Corp. II and Citibank, N.A., as Trustee

**5.1	Opinion of Allen & Overy, New York, New York

**5.2	Opinion of Allen & Overy, Amsterdam, The Netherlands

*10.1	Recapitalization Agreement dated September 17, 2002 between AEGON N.V. and Vereniging AEGON

**23.1	Consent of Allen & Overy, New York, New York (included in Exhibit 5.1)

**23.2	Consent of Allen & Overy, Amsterdam, The Netherlands (included in Exhibit 5.2)

**23.3	Consent of Ernst & Young Accountants

**24.1	Powers of attorney

**25.1	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1

*	Filed with the Commission September 20, 2002.
**	Filed with the Commission October 11, 2001.
[1]	With the exception of certain transaction-specific information, the underwriting agreement attached as exhibit 1.2 shall constitute the form of underwriting agreement to be used by the registrants for offerings of debt securities under this registration statement on Form F-3.